Exhibit 99.2

American Midstream Agrees to Sell $200 Million of Common Units

DENVER, CO – July 14, 2014 – American Midstream Partners, LP (NYSE: AMID), or the “Partnership,” today announced the execution of an agreement with a group of institutional investors to sell $200.0 million of its common units in a private placement. The Partnership expects to use the net proceeds from the offering to fund the recently announced acquisition of assets from an affiliate of DCP Midstream, LLC (the “Acquisition”) and for general partnership purposes. The private placement is expected to close in August 2014, contemporaneously with the closing of the Acquisition. Advisory Research, Inc. and Salient Capital Partners acted as co-lead investors, and Wells Fargo Securities acted as Sole Placement Agent on the offering.

The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act and applicable state laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein.

About American Midstream Partners, LP
Denver-based American Midstream Partners is a growth-oriented limited partnership formed to own, operate, develop and acquire a diversified portfolio of midstream energy assets. The Partnership provides midstream services in the Texas, Gulf Coast and Southeast regions of the United States. For more information about American Midstream Partners, visit http://www.AmericanMidstream.com.

Investor Contact
Allysa Howell, 303-942-2359
AHowell@Americanmidstream.com
Investor Relations Manager

Forward Looking Statements
This press release includes forward-looking statements. These statements relate to, among other things, projections of a potential acquisition, growth projects, and capital expenditures. We have used the words "anticipate,” "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should," "will," "potential," and similar terms and phrases to identify forward-looking statements in this press release. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors, which are described in greater detail in our filings with the SEC. The closing of the Acquisition, and the closing of the private placement described herein, are subject to conditions beyond our control. In addition, if we consummate the Acquisition, we face risks associated with the integration of the business, decreased liquidity, increased interest expense, assumption of potential liabilities, diversion of management’s attention, and other risks associated with acquisitions and growth. Please see our Risk Factor disclosures included in our Annual Report on Form 10-K for the year ended December 31, 2013 filed on March 11, 2014, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed on May 12, 2014. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. We undertake no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this press release.